EXHIBIT 10.1

AGREEMENT OF PURCHASE AND SALE

THIS AGREEMENT OF PURCHASE AND SALE (this “Agreement”) is made effective as of January 18, 2022, among PHI Group, Inc., a U.S. public company duly organized and existing by virtue of the laws of the State Wyoming, U.S.A. (Trading symbol: PHIL) with principal address at 2323 Main Street, Irvine, CA 92614, U.S.A., hereinafter referred to as “PHIL,” Five Grain Treasure Spirits Co., Ltd., a company organized and existing by virtue of the laws of People’s Republic of China, with principal business address at Jigu Road Economic Zone, Shulan City, Jilin Province, People’s Republic of China, hereinafter referred to as “FGTS” and the holders of seventy percent (70%) of equity ownership in FGTS as of the effective date of this Agreement (the “Majority Shareholders”), all of which are listed on Schedule 6 to this Agreement.

WHEREAS:

A. FGTS specializes in the production and sales of spirits, together with the development of proprietary spirit production processes and the possession of patented technology for growing raw materials for beverage manufacturing.

B. PHIL is a U.S. diversified publicly traded company which owns a Luxembourg bank fund (PHILUX Global Funds SCA, SICAV-RAIF) and is engaged in mergers and acquisitions and investing in various industries, including but not limited to real estate, agriculture, energy and natural resources, healthcare and consumer goods.

C. On September 16, 2021, FGTS and PHIL signed a Memorandum of Understanding to set forth the guidelines for further discussions and negotiations between PHIL and FGTS towards the execution of a Definitive Agreement between the parties containing customary representations, warranties, covenants, and indemnities for the acquisition of seventy percent (70%) of ownership in FGTS by PHIL.

D. The parties hereto wish to enter this Agreement of Purchase and Sale (“Agreement”) whereby PHIL will pay a total purchase price (“Total Purchase Price”) of One Hundred Million U.S. Dollars ($US 100,000,000) in cash to the Majority Shareholders and/or their designee(s) in exchange for an seventy percent (70%) of equity ownership in FGTS pursuant to the terms and conditions of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree each with the other as follows:

1. DEFINITIONS

1.1 Definitions. The following terms have the following meanings, unless the context indicates otherwise:

(a) “Acquired Assets” means all assets listed in Schedule 1 hereto;

(b) “Agreement” means this Agreement, and all the exhibits, schedules and other documents attached to or referred to in this Agreement, and all amendments and supplements, if any, to this Agreement;

(c) “Closing” shall mean the completion of the Transaction, in accordance with Section 7 hereof, at which time the Closing Documents shall be exchanged by the parties, except for those documents or other items specifically required to be exchanged at a later time;

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(d) “Closing Date” shall mean a date mutually agreed upon by the parties hereto in writing and in accordance with Section 8.1(d) of this Agreement;

(e) “Closing Documents” shall mean the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement;

(f) “Liabilities” includes, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted choate or inchoate, liquidated or unliquidated, secured or unsecured.

(g) “Loss” shall mean any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any indirect, consequential or punitive damages suffered by FGTS or PHIL including damages for lost profits or lost business opportunities.

(h) “SEC” shall mean the United States Securities and Exchange Commission;

(i) “Taxes” shall include international, federal, state, provincial and local income taxes, capital gains tax, value-added taxes, franchise, personal property and real property taxes, levies, assessments, tariffs, duties (including any customs duty), business license or other fees, sales, use and any other taxes relating to the assets of the designated party or the business of the designated party for all periods up to and including the Closing Date, together with any related charge or amount, including interest, fines, penalties and additions to tax, if any, arising out of tax assessments;

(j) “Transaction” shall mean the exchange of Consideration pursuant to this Agreement as described in Section 2.2;

(k) “1933 Act” shall mean the United States Securities Act of 1933, as amended;

(l) “1934 Act” shall mean the United States Securities Exchange Act of 1934, as amended; and,

(m) Schedules. The following schedules are attached to and form part of this Agreement:

Schedule 1 - The Acquired Assets.
Schedule 2- Title of Acquired Assets.
Schedule 3 - Impairments to Title of Acquired Assets, if any.
Schedule 4 - Licenses and Permits
Schedule 5 - Exceptions
Schedule 6 - The Majority Shareholders

1.2 Currency. All dollar amounts referred to in this Agreement are in United States funds, unless expressly stated otherwise.

2. AGREEMENT OF PURCHASE AND SALE AND OTHER CONSIDERATION

2.1 Purchase and Sale of Equity Ownership. Subject to the terms and conditions of this Agreement, PHIL hereby covenants and agrees to buy from the Majority Shareholders and the Majority Shareholders hereby covenant and agrees to sell a seventy percent (70%) equity ownership of FGTS to Empire Spirits, Inc., a Nevada corporation and subsidiary of PHIL, as set out in Section 2.2 below.

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2.2. Consideration.

(a) As consideration for the remittance of cash delivery of and marketable securities by PHIL, the Majority Shareholders shall transfer and deliver the following consideration to Empire Spirits, Inc. and resolve any obligations in connection with Acquired Assets upon or prior to the Closing Date of this transaction:

(i)	ownership and possession of a seventy percent (70%) equity stake in FGTS (“Acquired Assets”);

(ii)	payment of any and all liabilities related to the Acquired Assets, if any;

(b) As consideration for the consideration provided by the Majority Shareholders, PHIL shall pay the following consideration to the Majority Shareholders and/or their designee(s):

The Total Purchase Price will be One Hundred Million U.S. Dollars ($US100,000,000) in cash, payable to the Majority Shareholders and/or their designee(s) according to the following schedule:

(i)	A two percent (2%) earnest deposit of the Total Purchase Price shall be paid upon the signing of this Agreement;

(ii)	Thirty-two Million Six Hundred Sixty-Six U.S. Dollars (USD 32,666,666) shall be paid on March 18, 2022;

(ii)	Thirty-two Million Six Hundred Sixty-Six U.S. Dollars (USD 32,666,666) shall be paid on June 18, 2022; and

(ii)	Thirty-two Million Six Hundred Sixty-Six U.S. Dollars (USD 32,666,666) shall be paid on September 18, 2022.

3. REPRESENTATIONS AND WARRANTIES OF FGTS

FGTS represents and warrants to PHIL, and acknowledges that PHIL is relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of PHIL, as follows:

3.1 History of Assets. The Acquired Assets have not previously been illegally owned by a corporation or other entity.

3.2 Authority. FGTS has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “FGTS Documents”) to be signed by an authorized officer of FGTS and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of FGTS Documents by FGTS and the consummation of the transactions contemplated hereby have been duly authorized. No other proceedings on the part of FGTS is necessary to authorize such documents or to consummate the transactions contemplated hereby. This Agreement has been, and the other FGTS Documents when executed and delivered by FGTS will be, duly executed and delivered by FGTS and this Agreement is, and the other FGTS Documents when executed and delivered by FGTS as contemplated hereby will be, valid and binding obligations of FGTS enforceable in accordance with their respective terms except:

(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;

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(b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.3 Title to the Acquired Assets. FGTS possesses or shall have possessed good and marketable title of all of the Acquired Assets prior to the Closing Date. All Acquired Assets are owned or shall have been owned by the Majority Shareholders by the Closing Date free and clear of all liens, security interests, charges, encumbrances, and other adverse claims, except as disclosed in Schedule 5 to this Agreement.

3.4 Non-Contravention. Neither the execution, delivery, performance of this Agreement nor the consummation of the Transaction, will:

(a) conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the Acquired Assets under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to FGTS, or any of its material property or assets; or,

(b) violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to FGTS or any of the Acquired Assets.

3.5 Actions and Proceedings. To the best knowledge of FGTS, there is no basis for and there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against or affecting FGTS or the Acquired Assets that involves any of the business, or the properties or assets of FGTS that, if adversely resolved or determined, would have a material adverse effect on the Acquired assets (a “Material Adverse Effect”). There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a FGTS Material Adverse Effect.

3.6 Absence of Changes. Except as otherwise stated in this Agreement, from the date of this Agreement to the Closing of this Transaction, FGTS shall not:

(a) fail to pay or discharge when due any liabilities of which the failure to pay or discharge would cause any material damage or risk of material loss to any of the Acquired Assets;

(b) sell, encumber, assign or transfer any of the Acquired Assets;

(c) create, incur, assume or guarantee any indebtedness for money borrowed, or mortgage, pledge or subject any of the Acquired Assets to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

3.7 Completeness of Disclosure. No representation or warranty by FGTS in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to PHIL pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

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4. REPRESENTATIONS AND WARRANTIES OF PHIL

PHIL represents and warrants to FGTS and acknowledges that FGTS is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of FGTS as follows:

4.1 Organization and Good Standing.

a. PHIL is duly incorporated, organized, validly existing and in good standing under the laws of the State of Wyoming, U.S.A. and has all requisite corporate power and authority to own, lease and to carry on its business as now being conducted.

b. Empire Spirits, Inc. is duly incorporated, organized, validly existing and in good standing under the laws of the State of Nevada, U.S.A. and has all requisite corporate power and authority to own, lease and to carry on its business as now being conducted.

4.2 Authority. PHIL has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “PHIL Documents”) to be signed by PHIL and to perform its obligations hereunder and to consummate the Transaction contemplated hereby. The execution and delivery of each of the PHIL Documents by PHIL and the consummation by PHIL of the transaction contemplated hereby have been duly authorized by its board of directors and no other corporate or shareholder proceedings on the part of PHIL is necessary to authorize such documents or to consummate the Transaction contemplated hereby. This Agreement has been, and the other PHIL Documents when executed and delivered by PHIL and this Agreement is, and the other PHIL Documents when executed and delivered by PHIL, as contemplated hereby will be, valid and binding obligations of PHIL enforceable in accordance with their respective terms, except:

(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;

(b) as limited by laws relating to the availability of specific performance, injunctive relief.

4.3 Corporate Records of PHIL. The corporate records of PHIL, as required to be maintained by it pursuant to the Wyoming Statues, are accurate, complete and current in all material respects, and the minute book of PHIL is, in all material respects, correct and contains all material records required by the laws of the State of Nevada in regard to all proceedings, consents, actions and meetings of the shareholders and the board of directors of PHIL.

4.4 Non-Contravention. Neither the execution, delivery, performance of this Agreement nor the consummation of this Transaction will:

(a) subject to certain provisions contained elsewhere in this Agreement, conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of PHIL under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to PHIL or any of its material property or assets;

(b) violate any provision of the applicable incorporation or charter documents of PHIL; or

(c) violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to PHIL or any of its material property or assets.

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4.5 Compliance.

(a) To the best knowledge of PHIL, PHIL is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of PHIL;

(b) To the best knowledge of PHIL, PHIL is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a Material Adverse Effect;

(c) PHIL will have duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of PHIL, threatened, and none of them will be affected in a material adverse manner by the consummation of the Transaction; and

(d) PHIL has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. PHIL has not received any notice of any violation thereof, nor is PHIL aware of any valid basis therefore.

4.6 Filings, Consents and Approvals. PHIL shall conduct or obtain any filing, registration, permit or authorization from any public or governmental body or authority, shareholders or other person that is necessary for the consummation by PHIL of the Transaction contemplated by this Agreement and to continue to conduct its business after the Closing Date in a manner which is consistent with that in which it is presently conducted.

4.7 Subsidiary. PHIL has chosen to assign Empire Spirits, Inc., one of its subsidiaries to be the holder of the title to the Acquired Assets and any ownership documentation associated with such assets.

4.8 No Brokers. PHIL has not incurred any obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transaction contemplated by this Agreement, except for the terms and conditions in connection with the assignment agreement between PHIL and PHIL as mentioned above.

4.9 Completeness of Disclosure. No representation or warranty by PHIL in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to FGTS pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

5. CLOSING CONDITIONS

5.1 Conditions Precedent to Closing by PHIL. The obligation of PHIL to consummate the Transaction is subject to the satisfaction or waiver of the conditions set forth below on or before the Closing Date or such earlier date as hereinafter specified. The Closing of the Transaction contemplated by this Agreement will be deemed to mean the satisfaction or waiver of all conditions to Closing. These conditions of closing are for the benefit of PHIL and may be waived by PHIL in its sole discretion.

(a) PHIL shall have obtained the approval of its Board of Directors for the purchase of the equity ownership in FGTS.

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(b) Representations and Warranties. The representations and warranties of FGTS set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and FGTS will have delivered to PHIL a certificate dated as of the Closing Date, to the effect that the representations and warranties made by FGTS respectively in this Agreement are true and correct.

(c) Performance. All of the covenants and obligations that FGTS are required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been performed and complied with in all material respects.

(d) Transaction Documents. This Agreement, the FGTS Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to PHIL, will have been executed and delivered to PHIL.

(e) Third Party Consents. PHIL will have received duly executed copies of all third-party consents and approvals contemplated by this Agreement, in form and substance reasonably satisfactory to PHIL.

(f) No Material Adverse Change. No FGTS Material Adverse Effect will have occurred since the date of this Agreement.

(g) No Action. No suit, action, or proceeding will be pending or threatened which would:

(i)	prevent the consummation of any of the transactions contemplated by this Agreement, or

(ii)	cause the Transaction to be rescinded following consummation.

(h) Due Diligence. PHIL and its attorneys will be reasonably satisfied with their due diligence investigation of FGTS that is reasonable and customary in a transaction of a similar nature to that contemplated by the Transaction, including:

(i)	satisfactory technical specifications of the properties of the referenced Acquired Assets;

(ii)	materials, documents and information in the possession and control of FGTS that are reasonably germane to the Transaction;

(iii)	title to the Acquired Assets held by FGTS;

(iv)	completion of the financial, operational and legal due diligence review of FGTS by PHIL or a third-party contractor. PHIL will be responsible for the costs in connection with the reviews.

(vi)	the time limit for the required Due Diligence is a maximum of 60 days following the signing of this Agreement, unless further extended in writing by the Majority Shareholders, FGTS and PHIL.

5.2 Conditions Precedent to Closing by FGTS. The obligation of FGTS to consummate the Transaction is subject to the satisfaction or waiver of the conditions set forth below on or before the Closing Date or such earlier date as hereinafter specified. The Closing of the Transaction will be deemed to mean the satisfaction or waiver of all conditions to Closing. These conditions precedent are for the benefit of FGTS and the Majority Shareholders and may be waived by FGTS and the Majority Shareholders in their discretion.

(a) On or before the Closing, the Board of Directors and the general meeting of shareholders of FGTS shall have approved, in accordance with the law of People’s Republic of China, the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated herein and authorized all of the necessary and proper action to enable FGTS to comply with the terms of the Agreement, including but not limited to the acquisition plan to be prepared by FGTS and PHIL.

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(b) Representations and Warranties. The representations and warranties of PHIL set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and PHIL will have delivered to FGTS a certificate dated the Closing Date, to the effect that the representations and warranties made by PHIL in this Agreement are true and correct.

(c) Performance. All of the covenants and obligations that PHIL is required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been performed and complied with in all material respects. PHIL shall have delivered each of the documents required to be delivered by it pursuant to this Agreement.

(d) Transaction Documents. This Agreement, the PHIL Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to FGTS, shall have been executed and delivered by PHIL.

(e) Secretary’s Certificate - PHIL. FGTS shall have received a certificate from the Secretary of PHIL attaching:

(i)	a copy of PHIL’s articles, bylaws and all other incorporation documents, as amended through the Closing Date, and

(ii)	copies of resolutions duly adopted by the board of directors of PHIL approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

(f) No Action. No suit, action, or proceeding shall be pending or threatened before any governmental or regulatory authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would:

(i)	prevent the consummation of any of the transactions contemplated by this Agreement, or,

(ii)	cause the Transaction to be rescinded following consummation.

6. ADDITIONAL COVENANTS OF THE PARTIES

6.1 Access and Investigation. Between the date of this Agreement and the Closing Date, FGTS, on the one hand, and PHIL, on the other hand, shall, and shall cause each of their respective representatives to:

(a) afford the other and its representatives full and free access to its personnel, properties, assets, contracts, books and records, and other documents and data;

(b) furnish the other and its representatives with copies of all such contracts, books and records, and other existing documents and data as required by this Agreement and as the other may otherwise reasonably request; and,

(c) furnish the other and its representatives with such additional financial, operating, and other data and information as the other may reasonably request.

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All of such access, investigation and communication by a party and its representatives shall be conducted during normal business hours and in a manner designed not to interfere unduly with the normal business operations of the other party. Each party shall instruct its auditors to co-operate with the other party and its representatives in connection with such investigations.

6.2 Notification. Between the date of this Agreement and the Closing Date, each of the parties to this Agreement shall promptly notify the other parties in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this Agreement, if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules relating to such party, such party shall promptly deliver to the other parties a supplement to the Schedules specifying such change. During the same period, each party shall promptly notify the other parties of the occurrence of any material breach of any of its covenant in this Agreement or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

6.3 Exclusivity. The relationship established by both parties herein is exclusive unless the transaction contemplated by this Agreement is terminated pursuant to Article 8 herein.

6.4 Conduct of FGTS and PHIL Business Prior to Closing. Except as expressly contemplated by this Agreement or for purposes in furtherance of this Agreement, from the date of this Agreement to the Closing Date, and except to the extent that FGTS otherwise consents in writing, PHIL shall operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it.

6.5 Full Disclosure Requirement. FGTS acknowledges that PHIL is required to file with the SEC upon Closing a disclosure document which includes discussion of many aspects of its future business, financial affairs, risks and management. FGTS shall cooperate fully in providing PHIL with all information and documentation reasonably requested.

6.6 Licenses and Permits. FGTS and the Majority Shareholders acknowledge and warrant that they shall be responsible for obtaining and maintaining all the valid and effective licenses and permits for FGTS’s operations.

7. CLOSING

7.1 Closing Date. The Closing Date shall be on September 18, 2022 or as soon as PHIL will have paid the Total Purchase Price to the Majority Shareholders of FGTS.

7.2 Closing. The Closing shall take place on the Closing Date at the offices of PHIL or FGTS, or at such other location as agreed to by the parties. Notwithstanding the location of the Closing, each party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for FGTS and PHIL, provided such undertakings are satisfactory to each party’s respective legal counsel.

7.3 Closing Deliveries of FGTS. At Closing, FGTS and the Majority Shareholders shall deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to PHIL:

(a) Proof of the conveyance of a seventy percent (70%) equity ownership in FGTS to Empire Spirits, Inc, or PHIL’s other designee(s);

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(b) all certificates and other documents required by Section 5.1 of this Agreement;

(c ) a certificate of an officer of FGTS, dated as of Closing, certifying that:

(i)	each respective covenant and obligation of FGTS has been complied with, and

(ii)	each respective representation, warranty and covenant of FGTS is true and correct at the Closing as if made on and as of the Closing; and

(d) The FGTS Documents and any other necessary documents, each duly executed by FGTS, as required to give effect to the Transaction.

7.4 Closing Deliveries of PHIL. At Closing, PHIL shall deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to FGTS:

(a) copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of PHIL evidencing approval of this Agreement.

(b) Proof of payments of the Total Purchase Price of One Hundred Million U.S. Dollars ($US 100,000,000) in cash satisfactory to the Majority Shareholders of FGTS and/or its designee(s), unless agreed otherwise by the parties hereto prior to the Closing Date.

(c) all certificates and other documents required by Section 5.2 of this Agreement;

(d) a certificate of an officer of PHIL, dated as of Closing, certifying that:

(i)	each covenant and obligation of PHIL has been complied with, and

(ii)	each representation, warranty and covenant of PHIL is true and correct at the Closing as if made on and as of the Closing; and

(e) any other necessary documents, each duly executed by PHIL, as required to give effect to the Transaction.

8. TERMINATION

8.1 Termination. This Agreement may be terminated at any time prior to the Closing Date contemplated hereby by:

(a) mutual agreement of PHIL and FGTS;

(b) PHIL, in the event of unsatisfactory legal, technical and other due diligence of FGTS and the Acquired Assets, as mentioned elsewhere in this Agreement.

(c) PHIL, if there has been a material breach by FGTS or any of FGTS of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of FGTS that is not cured, to the reasonable satisfaction of PHIL, within ten business days after notice of such breach is given by PHIL (except that no cure period shall be provided for a breach by FGTS that by its nature cannot be cured);

(d) FGTS, if there has been a material breach by PHIL of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of PHIL that is not cured, to the reasonable satisfaction of FGTS, within ten business days after notice of such breach is given by FGTS (except that no cure period shall be provided for a breach by PHIL that by its nature cannot be cured);

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(e) PHIL or FGTS, if the Transaction contemplated by this Agreement has not been consummated by Sep, 18 2022 unless PHIL and FGTS agree to extend such date in writing; or,

(g) PHIL or FGTS, if any injunction or other order of a governmental entity of competent authority prevents the consummation of the Transaction contemplated by this Agreement.

8.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect, provided, however, that no termination of this Agreement shall relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations.

9. INDEMNIFICATION, REMEDIES, SURVIVAL

9.1 Certain Definitions. For the purposes of this Section 9, the terms “Loss” and “Losses” mean any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses of an amount not less than $US 5,000, but excluding any indirect, consequential or punitive damages suffered by PHIL or FGTS including damages for lost profits or lost business opportunities.

9.2 FGTS Indemnity. FGTS shall and does hereby indemnify, defend, and hold harmless PHIL and its shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by PHIL and its shareholders by reason of, resulting from, based upon or arising out of:

(a) any breach by FGTS of this Agreement; or

(b) any misstatement, misrepresentation or breach of the representations and warranties made by FGTS contained in or made pursuant to this Agreement , any FGTS Document or any certificate or other instrument delivered pursuant to this Agreement.

9.3 PHIL Indemnity. PHIL shall and does hereby indemnify, defend, and hold harmless FGTS from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by FGTS by reason of, resulting from, based upon or arising out of:

(a) any breach by PHIL of this Agreement; or

(b) any misrepresentation, misstatement or breach of warranty of PHIL contained in or made pursuant to this Agreement, any PHIL Document or any certificate or other instrument delivered pursuant to this Agreement.

10. GENERAL

10.1 Effectiveness of Representations; Survival. Each party is entitled to rely on the representations, warranties, indemnifications and agreements of each of the other parties and all such representation, warranties and agreement shall be effective regardless of any investigation that any party has undertaken or failed to undertake. The representations, warranties and agreements shall survive the Closing Date and continue in full force and effect until one (1) year after the Closing Date.

10.2 Further Assurances and Provision of Information. Each of the parties hereto shall co-operate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement. FGTS agrees to provide such information as requested by PHIL in a timely manner prior to Closing Date.

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10.3 Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

10.4 Expenses. Except as otherwise stated in this Agreement, FGTS and PHIL shall pay and be responsible for their own expenses that will or may be incurred in connection with the preparation, execution, and performance of this Agreement and the Transaction contemplated hereby, including all fees and expenses of their own agents, representatives, counsel, and accountants.

10.5 Entire Agreement. This Agreement, the schedules attached hereto and the other documents in connection with this transaction contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto. Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

10.6 Notices. All notices and other communications required or permitted under to this Agreement shall be sent to the addresses exchanged by the parties hereto for this purpose, as may from time to time be updated by one party to the other, must be in writing and shall be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses specified by a party to the others from time to time for notice purposes. All such notices and other communications shall be deemed to have been received:

(a) in the case of personal delivery, on the date of such delivery;

(b) in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery;

(c) in the case of delivery by internationally-recognized express courier, on the sixth business day following dispatch; and,

(d) in the case of mailing, on the fifteenth business day following mailing.

If to FGTS:

Five Grain Treasure Spirits Co. Ltd.

Attn: Mr. James Wang, President

Jigu Road Economic Zone,

Shulan City, Jilin Province

People’s Republic of China

Email: josn999@gmail.com

If to PHIL:

PHI Group, Inc.

Attn: Mr. Henry D Fahman, Chairman & CEO

2323 Main Street

Irvine, CA 92614, U.S.A.

Email: henry@phiglobal.com

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10.7 Headings. The headings contained in this Agreement are for convenience purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.8 Benefits. This Agreement is and shall only be construed as for the benefit of or enforceable by those persons party to this Agreement.

10.9 Assignment. This Agreement may not be assigned (except by operation of law) by any party without the consent of the other parties.

10.10 Governing Laws. This Agreement shall be governed by and construed in accordance with the laws of the State of Wyoming, U.S.A. and the laws of People’s Republic of China with respect to the acquisition of the Acquired Assets, where appropriate.

10.11 Gender. All references to any party shall be read with such changes in number and gender as the context or reference requires.

10.12 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

10.13 Fax Execution and/or Scanned Copy. This Agreement may be executed by delivery of executed signature pages by fax or scanned copy and such fax execution or scanned copy shall be effective for all purposes.

10.14 Independent Legal Advice. FGTS confirms that he has been given an opportunity to seek and obtain independent legal advice prior to execution of this Agreement and cannot and does not rely on the representations of PHIL or its advisors respecting the legal effects of this Agreement.

10.15 Schedules and Exhibits. The schedules and exhibits that are attached to this Agreement are incorporated herein.

10.16 References. Unless otherwise explicitly stated, all references to a “Section” “Schedule” or Exhibit” herein refer to a section, schedule or exhibit in and to this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

PHI GROUP, INC.	FIVE GRAIN TREASURE SPIRITS CO. LTD.
a Nevada corporation	a PRC Limited Liability Company

By:	/s/ Henry D Fahman	By:	/s/ James Wang
	Henry D. Fahman		James Wang
	Chairman & CEO		President

THE MAJORITY SHAREHOLDER(S)

By:	/s/ James Wang
James Wang, an individual
Authorized Representative for Majority Shareholders (100%)

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SCHEDULE 1

TO THE AGREEMENT OF PURCHASE AND SALE

DATED JANUARY 18, 2022 BETWEEN PHIL AND FGTS

The Acquired Assets

The following sets out the Acquired Assets to be exchanged for cash and/or marketable securities pursuant to the Agreement:

Description:	Seventy percent (70%) equity ownership in Five Grain Treasure Spirits Company, Ltd., a People’s Republic of China company.

Location:	Jigu Road Economic Zone, Shulan City, Jilin Province, People’s Republic of China

Legal status:	Clean and Clear.

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SCHEDULE 2

TO THE AGREEMENT OF PURCHASE AND SALE

DATED JANUARY 18, 2022 BETWEEN PHIL AND FGTS

Title of Acquired Assets

1.	Owned and fully paid.

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SCHEDULE 3

TO THE AGREEMENT OF PURCHASE AND SALE

DATED JANUARY 18, 2022 BETWEEN PHIL AND FGTS

Impairments to Title of Acquired Assets

None

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SCHEDULE 4

TO THE AGREEMENT OF PURCHASE AND SALE

DATED JANUARY 18, 2022 BETWEEN PHIL AND FGTS

Licenses and Permits of FGTS

1) To be provided prior to payment of first tranche

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SCHEDULE 5

TO THE AGREEMENT OF PURCHASE AND SALE

DATED JANUARY 18, 2022 BETWEEN PHIL AND FGTS

Exceptions

None

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SCHEDULE 6

TO THE AGREEMENT OF PURCHASE AND SALE

DATED JANUARY 18, 2022 BETWEEN PHIL AND FGTS

The Majority Shareholders

Name:	Percentage of ownership in FGTS:

(1) James Wang, an individual
Authorized Representative for Majority Shareholders	(100%)

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SCHEDULE 7

TO THE AGREEMENT OF PURCHASE AND SALE

DATED JANUARY 18, 2022 BETWEEN PHIL AND FGTS

Exhibits	Description
1	Articles of Incorporation (Business Registration)
2	Bylaws
3	Financials
4	Liability disclosure
5	Assets
6	Contracts
7	Litigation
8	Insurance
9	Employees
10	Compliance with Laws - Exceptions
11	Leases

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